                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Flores & Rucks, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

   -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------

     (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                              FLORES & RUCKS, INC.
                             8440 JEFFERSON HIGHWAY
                                   SUITE 420
                          BATON ROUGE, LOUISIANA 70809



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 1997



     The Annual Meeting of the Stockholders of Flores & Rucks, Inc., a Delaware corporation (the "Company"), will be held at the Baton Rouge Hilton, 5500 Hilton Avenue, Baton Rouge, Louisiana, on June 17, 1997 at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

     1. To elect two Class II directors to serve until the annual stockholders' meeting in 2000 or until their successors have been elected and qualified;

     2. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the 1997 fiscal year;

     3. To ratify and approve the Flores & Rucks, Inc. 1996 Long-Term Incentive Plan; and

     4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 25, 1997 are entitled to notice of, and to vote at, the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.


                                 By Order of the Board of Directors


                                 Robert K. Reeves
                                 Senior Vice President,
                                 General Counsel and Secretary

May 12, 1997
Baton Rouge, Louisiana

                              FLORES & RUCKS, INC.
                             8440 JEFFERSON HIGHWAY
                                   SUITE 420
                          BATON ROUGE, LOUISIANA 70809



                                PROXY STATEMENT



     The accompanying proxy is solicited by the Board of Directors of Flores & Rucks, Inc., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held on June 17, 1997, and at any adjournments thereof. The Annual Meeting of Stockholders will be held at 9:00 a.m., Central Daylight Savings Time, at the Baton Rouge Hilton, 5500 Hilton Avenue, Baton Rouge, Louisiana. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

     The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of common stock of the Company. The Company has retained Corporate Communications Center, Inc. ("Corporate Communications") to assist in the solicitation of proxies and will pay approximately $500 for certain brokerage searches and proxy solicitations performed by Corporate Communications. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and Corporate Communications may solicit proxies by fax, telex, telephone and personal interview.

     The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is May 12, 1997.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on April 25, 1997, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournments thereof, 19,645,256 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. Shares not voted on matters, including broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter. Shares abstaining from voting will be treated as votes cast with respect to those matters, and therefore will have the effect of votes against any such matter.

     The table below sets forth, as of April 25, 1997, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company named below under "Election of Directors-Executive Compensation," and (iv) all directors, director nominees and executive officers of the Company as a group.

                                                   Amount and
                                                   Nature of
                                                   Beneficial         Percent
            Name of Beneficial Owner            Ownership /(1)/      of Class
            ------------------------            ----------------     ---------
James C. Flores                                  5,262,666 /(2)/        26.79%
  8440 Jefferson Highway, Suite 420
  Baton Rouge, Louisiana 70809

FMR Corp.                                        2,936,400 /(3)/        14.95%
  82 Devonshire Street
  Boston, Massachusetts 02109

Strong Capital Management, Inc.                 1,409,760  /(4)/         7.18%
  100 Heritage Reserve
  Menomonee Falls, Wisconsin 53051

Robert L. Belk                                      55,309 /(5)/          *

Donald W. Clayton                                   10,999 /(6)/          *

Charles F. Mitchell                                  1,999 /(6)/          *

William W. Rucks, IV                               234,867 /(7)/         1.20%

Milton J. Womack                                     6,864 /(6)/          *

Richard G. Zepernick, Jr.                          178,981 /(8)/          *

Robert K. Reeves                                     46,607/(9)/          *

David J. Morgan                                     49,066/(10)/          *

All directors, director nominees and executive   5,849,082/(11)/        29.77%
 officers as a group (13 persons)

--------------
*   Represents less than 1 %.

(1) Unless otherwise indicated, each of the stockholders designated above has sole voting and investment power with respect to the securities shown to be owned by such stockholder.
(2) Does not include 7,246 shares of Common Stock beneficially owned by certain trusts for children of James C. Flores, for which Mr. Flores disclaims beneficial ownership. John V. Flores, the brother of James C. Flores, has sole voting and investment power with respect to such trusts. Includes 125,000 shares subject to currently exercisable stock options granted by the Company. Includes 1,600,000 shares subject to a currently exercisable call option and irrevocable proxy from Mr. Rucks.
(3) The following information is based on a Schedule 13G dated February 14, 1997 with respect to beneficial ownership as of December 31, 1996. FMR Corp. is the parent holding company of Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company ("FMTC"). Edward C. Johnson 3d is Chairman of FMR Corp. FMR Corp. has sole voting power with respect to 557,900 shares and sole dispositive power with respect to 2,936,400 shares. Of such shares, Fidelity is the beneficial owner of 2,187,100 shares as a result of acting as investment adviser to several investment companies (the "Funds"). Mr. Johnson, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 2,187,100 shares owned by the Funds. Neither FMR Corp. nor Mr. Johnson has voting power of the shares owned directly by the Funds, which power resides with the Funds' boards of trustees. In addition, FMTC is the beneficial owner of 749,300 shares as a result of its serving as investment manager of institutional account(s), and Mr. Johnson and FMR Corp. have sole dispositive power over such shares through their control of FMTC. Mr. Johnson and FMR Corp. have sole voting power over 557,900 shares and no voting power over 191,400 shares through their control of FMTC. Members of Mr. Johnson's family are the predominant owners of the voting stock of FMR Corp., representing approximately 49% of the FMR Corp. voting power. Mr. Johnson owns 12% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Through their ownership of voting stock and the execution of a shareholders' voting agreement with other holders of the voting stock, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.
(4) The following information is based on a Schedule 13G dated February 13, 1997 with respect to beneficial ownership as of December 31, 1996. Strong Capital Management, Inc. ("SCM") is an investment advisor registered under
     Section 203 of the Investment Advisers Act of 1940. Richard S. Strong is Chairman of the Board and the principal shareholder of SCM. SCM has sole voting power with respect to 1,194,850 shares and sole dispositive power with respect to 1,409,760 shares. SCM has been granted discretionary dispositive power over its clients securities and in some instances has voting power over such securities. Any and all discretionary authority which has been delegated to SCM may be revoked in whole or in part at any time. Mr. Strong reports beneficial ownership of the same securities beneficially owned by SCM as a result of his position and stock ownership in SCM.
(5) Includes 1,000 shares owned by Mr. Belk's children under the Uniform Gifts to Minor Act for which Mr. Belk disclaims beneficial ownership and 53,334 shares subject to currently exercisable stock options granted by the Company.
(6) Includes 999 shares subject to currently exercisable stock options granted by the Company.
(7) Does not include 1,600,000 shares subject to a currently exercisable call option and irrevocable proxy held by Mr. Flores.
(8) Includes 178,166 shares subject to currently exercisable stock options granted by the Company.
(9) Includes 45,000 shares subject to currently exercisable stock options granted by the Company.
(10) Includes 41,666 shares subject to currently exercisable stock options granted by the Company.
(11) Includes 536,161 shares subject to currently exercisable stock options granted by the Company.

                               PROPOSAL NUMBER 1:

                             ELECTION OF DIRECTORS


GENERAL

     The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than two nor more than fifteen persons. The Certificate of Incorporation divides the Board of Directors into three (3) classes, designated as Class I, Class II and Class III. Each class of directors is to be elected to serve a three-year term and is to consist, so far as possible, of one-third of the number of directors required at the time to constitute a full Board. If the number of directors is not evenly divided into thirds, the Board of Directors shall determine which class or classes shall have one extra director. The Board of Directors presently consists of seven directors, three in Class I, two in Class II and two in Class III, whose terms of office expire with the 1999, 1997 and 1998 annual meetings, respectively, and until their successors are elected and qualified.

     The term of office of each of the current Class II Directors expires at the time of the 1997 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Messrs. Rucks and Womack have been nominated to serve an additional three-year term as Class II Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

     It is the intention of the persons named in the accompanying proxy card to vote for the election of all two nominees named below unless a stockholder has withheld such authority. The affirmative vote of holders of a plurality of the Common Stock present in person or by proxy at the 1997 Annual Meeting of Stockholders and entitled to vote is required for election of the nominees.

     If, at the time of or prior to the 1997 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Director. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

NOMINEES - CLASS II DIRECTORS (TERMS EXPIRING AT THE 2000 ANNUAL MEETING)

           Name                     Age  Position
           ----                     ---  --------
           William  W. Rucks, IV     39  Director

           Milton J. Womack          70  Director

          William W. Rucks, IV has served as a Director of the Company since its inception. Mr. Rucks is a private venture capital investor. He served as President and Vice Chairman of the Board of Directors from July 1995 until September 1996 and as President, Chief Executive Officer and a Director of the Company from its inception in 1992 until July 1995. From 1985 to 1992, Mr. Rucks served as President of FloRuxco, Inc. Prior thereto, Mr. Rucks worked as a petroleum landman with Union Oil Company of California in its Southwest Louisiana District, serving as Area Land Manager from 1981 to 1984.

          Milton J. Womack has owned and operated a general contracting firm in Baton Rouge, Louisiana since 1955. Mr. Womack is Chairman of the Board of Union Planters Bank of Louisiana, serves as a member of the Louisiana State University Board of Supervisors and is a director of Union Planters Corporation. Mr. Womack became a director of the Company in January 1995.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTORS REMAINING IN OFFICE

                                                                          Director
           Name              Age                 Position                  Class
           ----              ---                 --------                 --------
Richard G. Zepernick, Jr.     36      Executive Vice President, Chief
                                      Operating Officer and Director         I

Robert L. Belk                48   Senior Vice President, Chief Financial    I
                                     Officer, Treasurer and Director

Charles F. Mitchell, M.D.     48                 Director                    I

James C. Flores               37    Chairman of the Board of Directors      III
                                       and Chief Executive Officer

Donald W. Clayton             60                 Director                   III

     Richard G. Zepernick, Jr. has been with the Company since its inception, presently serving as Executive Vice President and Chief Operating Officer. Mr. Zepernick became a director of the Company in September 1994. From June 1992 until May 1993, Mr. Zepernick served as Senior Vice President and Secretary of Flores & Rucks, Inc. From 1985 to 1992, Mr. Zepernick served as General Manager of FloRuxco, Inc.

     Robert L. Belk has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1993. Mr. Belk became a director of the Company in September 1994. Prior to joining the Company, Mr. Belk worked in public accounting for H.J. Lowe & Company from 1988 to 1993. Mr. Belk is a Certified Public Accountant.

     Charles F. Mitchell, M.D. is a otolaryngologist and plastic surgeon who has operated a private practice in Baton Rouge, Louisiana since 1978. He is also a Clinical Assistant Professor at the Louisiana State University Medical School in New Orleans and Clinical Instructor at the University Medical Center in Lafayette, Louisiana. Dr. Mitchell became a director of the Company in January 1995.

     James C. Flores has served as Chairman of the Board of the Company since its inception in 1992 and as Chief Executive Officer since July 1995. From 1985 to 1992, Mr. Flores served as Vice President of FloRuxco, Inc., an oil and gas exploration company.

     Donald W. Clayton has served as President and Director of Voyager Energy Corp. since 1993. From 1992 to 1993 he served as President and Director of Burlington Resources, Inc. and was the President and Chief Executive Officer of Meridian Oil Company from 1987 to 1993. Mr. Clayton serves on the Louisiana State University Petroleum Engineering Industry Advisory Board. Mr. Clayton became a director of the Company in January 1995.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has three standing committees, the membership and functions of which are described below:

     Audit Committee. The members of the Audit Committee are Messrs. Womack and Mitchell. The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, approving professional services provided by the independent auditors and reviewing the adequacy of the Company's internal accounting controls.

     Compensation Committee. The members of the Compensation Committee are Messrs. Womack and Mitchell. The Compensation Committee's functions include a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews the Chief Executive Officer's recommendations on (i) compensation of all officers of the Company, (ii) granting of awards under the Company's stock option and other benefit plans, and (iii) adopting and changing major Company compensation policies and practices. The Compensation Committee reports its recommendations to the whole Board of Directors for approval. The Compensation Committee also administers the Company's 1994 Long-Term Incentive Plan and will administer the Company's 1996 Long-Term Incentive Plan, if approved.

     Nominating Committee. The members of the Nominating Committee are Messrs. Womack and Mitchell. The Nominating Committee investigates and studies the qualifications of potential nominees for directors of the Company and makes recommendations to the Board of Directors with respect to the nomination of persons to serve as directors of the Company. The Nominating Committee will consider suggestions from stockholders of the Company for nominees to serve as directors, provided such proposals are submitted in writing to the Secretary of the Company at 500 Dover Blvd., Suite 300, Lafayette, Louisiana 70503.

INFORMATION REGARDING MEETINGS

     During 1996, the Audit Committee had two meetings, the Compensation Committee had one meeting, the Nominating Committee had no meetings and the Board of Directors had four meetings. During 1996, each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and the committees of which he was a member.

DIRECTOR COMPENSATION

     Directors of the Company who are not employees of the Company were paid an annual retainer of $20,000 and $800 for each Board of Directors or committee meeting attended, plus reasonable travel and related expenses incurred to attend such meetings during 1996. Effective January 1, 1997, these amounts have been increased to $40,000 and $1,500, respectively. Employee directors receive no additional compensation for attending Board of Directors or committee meetings. Pursuant to the 1994 Long-Term Incentive Plan, each non-employee director is awarded, at the time of election or reelection as a director, options to purchase 1,000 shares of Common Stock at the fair market value on the date of such grant, if available. The 1996 Long-Term Incentive Plan, if approved, will provide for the award of options to purchase 2,000 shares of Common Stock at the fair market value on the date of such grant to a non-employee director upon their first being elected or appointed to the Board. Each director in office immediately following each annual meeting of shareholders, not otherwise entitled to receive an option pursuant to the discretionary provisions of the 1996 Long-Term Incentive Plan, will receive options to purchase 2,000 shares of Common Stock.

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company during 1994, 1995 and 1996.


                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                    ANNUAL COMPENSATION                COMPENSATION
                                          --------------------------------------      --------------
                                                                      OTHER             SECURITIES
                                                                      ANNUAL            UNDERLYING
NAME AND                           FISCAL                            COMPEN-              OPTIONS           ALL OTHER
 RINCIPAL POSITION                  YEAR    SALARY      BONUS      SATION/(1)/            (NUMBER)         COMPENSATION
------------------                 ------   ------     -------     -----------         -------------     ----------------
James C. Flores
   Chairman of the Board and         1996   $450,000   $405,375           --                    --        $  9,500/(2)/
    Chief Executive Officer          1995   $450,000   $252,185           --                75,000        $  9,240/(2)/
                                     1994   $882,780   $     --           --               150,000        $509,240/(3)/

  Richard G. Zepernick, Jr.          1996   $250,000   $350,000     $125,625/(4)/          220,000        $  9,500/(2)/
   Executive Vice President          1995   $250,000   $242,602     $ 55,271/(5)/          160,000        $  7,782/(2)/
    and Chief Operating Officer      1994   $213,937   $100,000           --               120,000        $  9,062/(2)/

  Robert L. Belk                     1996   $200,000   $209,438           --                50,000        $  9,500/(2)/
   Senior Vice President,            1995   $200,000   $111,950           --                40,000        $  9,240/(2)/
   Chief Financial Officer           1994   $180,824   $ 50,000           --                50,000        $  9,240/(2)/
   and Treasurer

  Robert K. Reeves                   1996   $200,000   $202,745           --                25,000        $  9,500/(2)/
   Senior Vice President,            1995   $200,000   $106,697           --                40,000        $  9,240/(2)/
   General Counsel and               1994   $175,199   $ 50,000           --                50,000        $  8,604/(2)/
   Secretary

  David J. Morgan                    1996   $180,000   $200,000           --                25,000        $  9,500/(2)/
   Senior Vice President,            1995   $130,000   $ 60,000           --                50,000        $  5,790/(2)/
   Geology                           1994   $120,000   $ 30,000           --                25,000        $  5,790/(2)/

-------------------
(1) During the years ended December 31, 1994, 1995 and 1996, perquisites for each individual named in the Summary Compensation Table, except for the amounts set forth for Mr. Zepernick for the years ended December 31, 1995 and 1996, aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table, or $50,000, if lower.
(2) Represents the Company's matching contributions under the Company's Retirement Savings Plan.
(3) Represents $500,000 of indebtedness forgiven by the Company prior to the Company's initial public offering and $9,240 in matching contributions under the Company's Retirement Savings Plan.
(4) Includes $43,683 in moving expenses paid by the Company and a $64,668 reimbursement during the fiscal year for the payment of taxes.
(5) Includes $46,247 in moving expenses paid by the Company.

STOCK OPTIONS

     The following table sets forth information concerning the grant of stock options under the Company's 1994 Long-Term Incentive Plan to the executive officers named in the Summary Compensation Table during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
-------------------------------------------------------------------------------
                                            PERCENTAGE
                                             OF TOTAL                             POTENTIAL REALIZABLE VALUE
                              NUMBER OF      OPTIONS                              AT ASSUMED ANNUAL RATES OF
                              SECURITIES    GRANTED TO                             STOCK PRICE APPRECIATION
                             UNDERLYING     EMPLOYEES     EXERCISE                   FOR OPTION TERM/(1)/
                               OPTIONS          IN       PRICE PER   EXPIRATION  ----------------------------
       NAME                    GRANTED     FISCAL 1996     SHARE        DATE           5%            10%
       ----                  -----------   -----------   ----------  ----------    ----------     ----------
James C. Flores                  -0-                --           --          --    $       --     $       --

Richard G. Zepernick, Jr.     60,000  (2)          8.7%     $19.375      5/7/06       731,090      1,852,726
                             160,000  (3)         23.1%      32.375      9/5/06     3,257,674      8,255,586

Robert L. Belk                50,000  (2)          7.2%      19.375      5/7/06       609,242      1,543,938

Robert K. Reeves              25,000  (2)          3.6%      19.375      5/7/06       304,621        771,969

David J. Morgan               25,000  (2)          3.6%      19.375      5/7/06       304,621        771,969

--------------
(1) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise.
     Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the stock price will appreciate at the rates shown in the table.
(2) Represents options to purchase the respective number of shares of Common Stock which become exercisable in equal increments on May 7, 1997, 1998 and 1999.
(3) Represents options to purchase the respective number of shares of Common Stock which become exercisable in equal increments on September 5, 1997, 1998 and 1999.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning option exercises and the value of unexercised options held by the executive officers of the Company named in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 1996
                     AND OPTION VALUES AT DECEMBER 31, 1996


                                                        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED            IN THE MONEY
                                                         OPTIONS HELD AT              OPTIONS HELD AT
                               SHARES                   DECEMBER 31, 1996          DECEMBER 31, 1996/(1)/
                              ACQUIRED     VALUE     --------------------------  ---------------------------
      NAME                   ON EXERCISE  REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
     ------                  -----------  --------   -----------  -------------  -----------  ---------------
James C. Flores                       --   $  --        125,000        100,000   $5,268,750      $4,143,750
Richard G. Zepernick, Jr.          8,500   258,188      158,166        333,334    6,577,660       9,912,527
Robert L. Belk                    10,000   415,000       36,667         93,333    1,531,278       3,446,222
Robert K. Reeves                  10,000   377,500       36,667         68,333    1,531,265       2,614,985
David J. Morgan                       --        --       33,333         66,667    1,381,235       2,528,140

---------------
(1) Computed based on the difference between aggregate fair market and aggregate exercise price. The fair market value of the Company's Stock on December 31, 1996 was $52.625 based on the average of the high and low sales prices on the New York Stock Exchange on such date.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Womack and Mitchell, neither of whom are officers or employees of the Company. The Compensation Committee was formed on January 18, 1995. The committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company, and administering the Company's 1994 Long-Term Incentive Plan, as well as the Company's 1996 Long-Term Incentive Plan if it is approved by the shareholders, under which stock-related grants and awards may be made to employees of the Company. The Compensation Committee has furnished the following report on executive compensation for 1996.

     The Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package of executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the individual's or the Company's achievement of certain goals or milestones, and (iii) long-term stock based incentive awards which strengthen the mutuality of interest between the executive officers and the Company's stockholders.

     In determining the level and position of compensation for each of the Company's executive officers, the Committee took into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies in the exploration and production industry with market capitalizations similar to that of the Company. In order to assist the Committee in making compensation decisions, in 1995 the Company retained a national compensation consulting firm. The consulting firm prepared a national compensation report which the Committee utilized in determining salaries and bonuses. In addition, in evaluating the performance of management, the Committee also takes into consideration such factors as successful acquisitions, implementation of capitalization goals, drilling results, production and operating costs. In addition, the Compensation Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development.

     Base compensation is established by the Board of Directors and reviewed annually. When establishing or reviewing base compensation levels for each executive officer, the Board, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive, and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility and compensation levels of comparable companies. No predetermined weights are given to any one of such factors. The salaries for each of the executive officers in 1996, including the Chairman of the Board and Chief Executive Officer, were determined based upon the foregoing factors.

     In addition to each executive officer's base compensation, the Board may award cash bonuses and/or grant awards under the Company's stock option plan to chosen executive officers depending on the extent to which certain personal and corporate performance goals are achieved. Such goals are the same as discussed above. As a result of the levels of increases in production, reserves, cash flow, net earnings and the Common Stock price, the Committee authorized cash bonuses to each of the executive officers, including the Chairman of the Board and Chief Executive Officer, and made stock option grants to certain of the executive officers.

     Since the Company has not yet exceeded the $1,000,000 compensation threshold, the Compensation Committee has not yet adopted a policy which respect to the limitation under the Income Tax Code of 1986, as amended, (the "Code") that generally limits the Company's ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. The Committee, in consultation with the Board of Directors, may adopt a policy if the Company exceeds such amount.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The foregoing report is given by the following members of the Compensation Committee of the Board of Directors:

                                Milton J. Womack
                           Charles F. Mitchell, M.D.

                               PERFORMANCE GRAPH

The following performance graph compares the performance of the Common Stock to the NYSE Market Index, the NASDAQ Market Index and a peer group index consisting of public companies with a Standard Industrial Classification ("SIC") Code for Crude Petroleum and Natural Gas (1311), the Company's SIC Code, for the period beginning December 1, 1994 and ending December 31, 1996. The SIC Code for Crude Petroleum and Natural Gas includes approximately 180 issuers, such as Apache Corporation, Louisiana Land & Exploration, Newfield Exploration, United Meridian Corp., Noble Affiliates, Inc. and Pogo Producing. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 1, 1994 and that all dividends were reinvested. The Common Stock began trading on the Nasdaq National Market on December 1, 1994, and was moved to the New York Stock Exchange on March 25, 1996. Prior to December 1, 1994, there was no market in the Company's stock and, accordingly, five year data is unavailable.

            COMPARISON OF TWENTY-FIVE MONTH CUMULATIVE TOTAL RETURN
                 AMONG FLORES & RUCKS, INC., NYSE MARKET INDEX,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX



                             [GRAPH APPEARS HERE]



                        12/01/94  12/31/94  12/31/95  12/31/96
--------------------------------------------------------------
Flores & Rucks, Inc.      100.00    105.00    145.00    532.50
--------------------------------------------------------------
NYSE Market Index         100.00    100.19    129.91    156.49
--------------------------------------------------------------
NASDAQ Market Index       100.00    100.09    129.83    161.33
--------------------------------------------------------------
SIC Code 1311             100.00     99.54    109.47    145.56
--------------------------------------------------------------

     The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

     During fiscal 1996, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company, other than the relationship disclosed under "Certain Relationships and Other Transactions" involving Mr. Womack's position as Chairman of the Board of UPB.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment contracts with each of Messrs. Zepernick, Belk, Reeves, Morgan and others. The contracts with Messrs. Zepernick, Belk, Reeves and Morgan are for continuous three-year terms and provide for annual salaries of $250,000, $200,000, $200,000 and $200,000 respectively, plus other employee benefits. In the event of a change of control of the Company, such employees may be entitled to the then remaining benefits under the agreements.

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

     Simultaneously with the Company's acquisition of its Main Pass 69, South Pass 24 and South Pass 27 fields, and in consideration of its efforts in consummating the acquisition of such fields, Sable Minerals, Inc. ("Sable"), was granted a non-cost bearing overriding royalty averaging 0.9% net revenue interest in the fields by the owner of a minority interest in such fields. Sable is a corporation owned by James C. Flores as a holding company with other Flores family oil and gas, security and ranching assets. The royalty interest was reserved out of and burdens only such minority interest, which was acquired by the Company in December 1994. During 1996, $1,430,089 was paid to Sable with respect to such interest.

     During 1996, the Company purchased a working interest ownership in a field where the Company had an existing working interest from David J. Morgan for $188,026.

     During 1996, the Company paid the father of Mr. Flores $110,565 for various geological consulting services.

     During 1994, the Company obtained a loan from Union Planters Bank ("UPB") in connection with the purchase of a seaplane. During 1995, Mr. Flores was named a member of the UPB Board of Directors and Mr. Womack, who is Chairman of the UPB Board of Directors, was named a member of the Board of Directors of the Company. The loan was made to the Company for the amount of $132,500, bearing interest at the Wall Street Prime rate. The outstanding principal balance plus accrued interest at December 31, 1996, was $92,133. In addition, UPB is a lender under the syndicate under the Company's revolving credit facility. Effective December 31, 1996, Mr. Flores resigned as a member of the Board of Directors of Union Planters Bank. On February 10, 1997, the balance of the loan was repaid in full.


                               PROPOSAL NUMBER 2:

                              APPROVAL OF AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997, subject to ratification by the Company's stockholders. Arthur Andersen LLP has served as the Company's independent public accountants since November 1993. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

     The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote in person or by proxy at the 1997 Annual Meeting of Stockholders is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal 1997.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


                                PROPOSAL NO. 3:

                   APPROVAL OF 1996 LONG-TERM INCENTIVE PLAN

     On December 4, 1996, the Compensation Committee of the Board of Directors of the Company adopted, subject to approval of the shareholders of the Company, the Flores & Rucks, Inc. 1996 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to promote the interest of the Company by encouraging employees of the Company, its subsidiaries and affiliated entities and directors to acquire or increase their equity interest in the Company and to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interest of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company, its subsidiaries and affiliated entities to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The terms of the Plan are described below, and the Plan is set forth in its entirety as Appendix A hereto.

     The Plan provides for the grant of stock options (the "Options") to purchase 2,000 shares of the Company's Common Stock (the "Common Stock") to each person who is a non-employee director who is elected or appointed to the board for the first time after the effective date of the Plan, as of the date of his or her election or appointment and without the exercise of the discretion of any person or persons. As of the date of the annual meeting of the stockholders of the Company (the "Annual Meeting") in each year that the Plan is in effect, each director who is in office immediately after such meeting and who is not then entitled to receive an option pursuant to the discretionary provisions of the Plan shall receive, without the exercise of the discretion of any person or persons, Options exercisable for 2,000 shares of the Common Stock.

     The Options granted to non-employee directors under the Plan shall become exercisable for 33-1/3% of the shares covered thereby on the first annual meeting following the date of the grant, and thereafter for an additional 33-1/3% of the shares covered thereby on each of the second and third annual meetings following the date of grant. The purchase price of shares covered under an Option granted to a non-employee director shall be the fair market value of a share on the date of grant. To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full and at one time or in part from time to time by giving written notice, signed by the optionee exercising the Option, to the Company, stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full for such shares, which payment may be in cash, already owned shares, a "cashless-broker" exercise (through procedures approved by the Company) or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price in which payment of the exercise price with respect thereto may be made or deemed to have been made; provided, however, that (i) no Option shall be exercisable after 10 years from the date on which it was granted, and (ii) there shall be no such exercise at any one time for fewer than 100 shares or for all of the remaining shares then purchasable by the optionee exercising the option, if fewer than 100 shares. Each Option shall expire 10 years from the date of grant thereof, subject to earlier termination as follows:
Options, to the extent exercisable as of the date the director optionee ceases to serve as director of the Company, must be exercised within 3 months of such date unless such event results from death, disability or retirement, in which case all outstanding Options held by such director may be exercised in full by the optionee, the optionee's legal representative, heir, or devisee, as the case may be, within 2 years from the date of death, disability or retirement; provided, however, that no such event shall extend the normal expiration date of such Options. Options not exercisable on termination as provided above shall automatically be cancelled on termination.

     Other than awards granted to non-employee directors pursuant to the Plan, any employee of the Company shall be eligible to be designated as a Plan participant. However, no employee may receive Options and/or stock appreciation rights during the term of the Plan that, in the aggregate, are with respect to more than 33-1/3% of all shares that may be made subject to awards under the Plan.

     Subject to the provisions of the Plan, the Compensation Committee of the board of directors shall have the authority to determine the employees to whom Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Bonus Shares, Phantom Shares, or Cash Awards shall be granted, the number of shares to be covered by each Option or Stock Appreciation Right Award, the number of restricted shares to be granted, the amount of a Performance Award or Cash Award, and all other terms, conditions, and limitations related to each type of award.

     The Plan is administered by the Compensation Committee of the Board. All decisions as to interpretation and application of the Plan, or as to Options granted thereunder, are subject to determination by the Board, which determination is final and binding.

     The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of any stockholder, participant, other holder or beneficiary of an award, or other person; provided, however, notwithstanding any other provision of the Plan or any award agreement, without the approval of the stockholders of the Company. No such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of shares available for awards under the Plan. Unless the term of the Plan has been extended or earlier terminated, the Plan will terminate on November 6, 2006.

     Other than the automatic annual Option grants to non-employee directors described above (which are subject to the limitation of the number of shares of Common Stock available under the Plan), it is not possible to determine at this time the number of shares of Common Stock covered by awards that may be granted in the future to any employee, director or group thereof.

FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO OPTIONS

     The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder. The Plan is not qualified under Section 401(a) of the Code.

     Nonqualified Options. No federal income tax is imposed on the Optionee upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, the Optionee will generally be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such shares of Common Stock. Upon a subsequent disposition of the shares of Common Stock received upon exercise of a Nonqualified Option, any difference between the fair market value of the shares of Common Stock at the time of exercise and the amount realized on the disposition would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an Optionee's exercise of a Nonqualified Option, the Company may claim a deduction for compensation paid at the same time and in the same amount as income is recognized by the Optionee, if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

     Incentive Stock Options. No federal income tax is imposed on the Optionee upon the grant of an Incentive Stock Option. If the Optionee does not dispose of shares acquired pursuant to his exercise of an Incentive Stock Option within two years from the date the Option was granted or within one year after the shares were transferred to him (the "Holding Period"), except for the item of tax adjustment described below under "Alternative Minimum Tax," no income would be recognized by the Optionee by reason of his exercise of the Option, and the difference between the Option price and the amount realized upon a subsequent disposition of the shares of Common Stock would be treated as a long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the Option or the disposition of the shares of Common Stock so acquired.

     If, however, an Optionee disposes of shares of Common Stock acquired pursuant to his exercise of an Incentive Stock Option before the Holding Period has expired, the Optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the Optionee. The amount treated as compensation is the excess of the fair market value of the shares of Common Stock at the time of exercise (or, in the case of a sale in which a loss, if sustained, would be recognized, the amount realized on the sale, if less) over the Option price; any amount realized in excess of the fair market value of the shares of Common Stock at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock.

     Alternative Minimum Tax. The excess of the fair market value of shares of Common Stock acquired upon exercise of an Incentive Stock Option over the exercise price paid for such shares is an adjustment to alternative minimum taxable income for the Optionee's taxable year in which such exercise occurs (unless the shares of Common Stock are disposed of in the same taxable year).

     Payment of Option Price in Shares. In the case of a Nonqualified Option, if the Option price is paid by the delivery of shares of Common Stock previously acquired by the Optionee having a fair market value equal to the Option price ("Previously Acquired Shares"), gain or loss would not be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock pursuant to such an exercise of the Option, and the Optionee's basis in the number of shares of Common Stock received equal to the Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares. In addition, the Optionee would be treated as receiving compensation taxable as ordinary income equal to fair market value at the time of exercise of the shares of Common Stock received in excess of the number of Previously Acquired Shares, and the Optionee's basis in such excess shares of Common Stock would generally be equal to their fair market value at the time of exercise.

     In the case of an Incentive Stock Option, the federal income tax consequences to the Optionee of the payment of the Option price with Previously Acquired Shares will depend on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an Incentive Stock Option or an option granted under an employee stock purchase plan ("Statutory Option") and if such Previously Acquired Shares are being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable minimum statutory holding period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case,
(i) the Optionee's basis in the number of shares of Common Stock acquired equal to the number of Previously Acquired Shares would be the same as his basis in the Previously Acquired Shares, increased by any income recognized to the Optionee upon the disqualifying disposition of the Previously Acquired Shares,
(ii) the Optionee's basis in the shares of Common Stock acquired in excess of the number of Previously Acquired shares would be zero and (iii) the other incentive stock option rules would apply. Upon a subsequent disqualifying disposition of the shares of Common Stock so received, the shares of Common Stock with the lowest basis would be treated as disposed of first.

     Additional Tax Consequences. In the event that the acceleration of vesting or any payment, distribution or issuance of stock is subject to the golden parachute 20% excise tax pursuant to Section 4999(a) of the Code, the participant whose benefit is subject to such tax is entitled to receive a gross-up payment from the Company so that the amount of the "net" benefit received by such participant shall equal the amount of the benefit that would have been received in the absence of a golden parachute tax. Section 280G of the Code prevents the deductibility by the Company of amounts subject to the excise tax under Code Section 4999.

     The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote in person or by proxy at the 1997 Annual Meeting of Stockholders is required to ratify and approve the 1996 Long-Term Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF THE 1996 LONG-TERM INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


                           PROPOSALS OF STOCKHOLDERS

     Any proposal of a stockholder intended to be presented at the 1998 Annual Meeting must be received at the Company's principal executive offices no later than January 12, 1998, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting. In addition, the Company has adopted Bylaw provisions which require that nominations of persons for election to the Board of Directors and the proposal of business by stockholders at an annual meeting of stockholders must fulfill certain requirements which include the requirement that notice of such nominations or proposals must be delivered to the Secretary of the Company not less than 80 days prior to the annual meeting of stockholders; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders of the Company, notice by the stockholder of the nomination or proposal to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure made.

                             FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO ROBERT L. BELK, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FLORES & RUCKS, INC., 8440 JEFFERSON HIGHWAY, SUITE 420, BATON ROUGE, LOUISIANA 70809.

                                         By Order of the Board of Directors



                                         Robert K. Reeves
                                         Senior Vice President,
                                         General Counsel and Secretary



May 12, 1997
Baton Rouge, Louisiana

                                                                      APPENDIX A

                             FLORES & RUCKS, INC.
                         1996 LONG-TERM INCENTIVE PLAN


SECTION 1.   Purpose of the Plan.

The Flores & Rucks, Inc. 1996 Long-Term Incentive Plan (the "Plan") is intended to promote the interests of Flores & Rucks, Inc., a Delaware corporation (the "Company"), by encouraging employees of the Company, its subsidiaries and affiliated entities and Directors (as defined below) to acquire or increase their equity interest in the Company and to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company, its subsidiaries and affiliated entities to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2.   Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares or Cash Award.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Bonus Shares" shall mean an award of Shares granted pursuant to Section 6(e) of the Plan.

     "Cash Award" shall mean an award payable in cash granted pursuant to
     Section 6(g) of the Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

     "Committee" shall mean the Compensation Committee of the Board.

     "Director" shall mean a member of the Board who is not also an Employee.

     "Employee" shall mean any employee of the Company or an Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean, with respect to Shares, the closing price of a Share quoted on the Composite Tape, or if the Shares are not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if the Shares are not listed on any such stock exchange, the last sale price, or if none is reported, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the Date of Grant, or if none are available on such day, on the next preceding day for which are available, or if no such quotations are available, the fair market value on the date of grant of a Share as determined in good faith by the Board. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

     "Incentive Stock Option" or "ISO" shall mean an option granted under
     Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

     "Non-Qualified Stock Option" or "NQO" shall mean an option granted under Sections 6(a) or 6(h) of the Plan that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "Participant" shall mean any individual granted an Award under the Plan.

     "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(f) of the Plan.

     "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

     "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Sections 6(c) or 6(h) of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

     "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards of the Plan.

     "Stock Appreciation Right" or "Right" shall mean any right to receive the appreciation of Shares granted under Section 6(b) of the Plan.

     "Substitute Award" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

SECTION 3.  Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

SECTION 4.  Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, to the extent permissible under Rule 16b-3, Shares with respect to which Awards may be granted.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to Awards of Incentive Stock Options and Awards intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Award to fail to so qualify under Section 162(m) of the Code, as the case may be, or any successor provisions thereto; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5.   Eligibility.

Other than Awards granted to Directors pursuant to Section 6(h) of the Plan, any Employee shall be eligible to be designated a Participant. However, no Employee may receive Options and/or Stock Appreciation Rights during the term of the Plan that, in the aggregate, are with respect to more than 33-1/3% of all Shares that may be made subject to Awards under the Plan.

SECTION 6.   Awards.

(a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

     (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted.

     (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, already-owned Shares, outstanding Awards, Shares that would otherwise be acquired upon exercise of the Option, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

     (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries, within the meaning of
     Section 424(f) of the Code.

(b) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time.

     (i) Grant Price. The grant price of a Stock Appreciation Right shall be determined by the Committee on the date of grant.

     (ii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

(c) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including performance criteria, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

     (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

     (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

     (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company and not cause such Award, if it is intended to qualify as performance based compensation under Section 162(m) of the Code, to fail to so qualify under
     Section 162(m) of the Code, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

     (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(i)(iii).

(d) Performance Awards. The Committee shall have the authority to determine the Employees who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish with respect to the Award.

     (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

     (ii) Payment of Performance Awards. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the performance period, in accordance with procedures established by the Committee with respect to such Award.

(e) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to eligible Employees. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant's services to the Company.

(f) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to eligible Employees upon such terms and conditions as the Committee may determine.

     (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

     (ii) Dividends. Any Phantom Share award may provide that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(g) Cash Awards. The Committee shall have the authority to determine the Employees to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the Employee's services to the Company or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

(h) Granting of Options to Directors. Each Non-employee Director who is elected or appointed to the Board for the first time after the effective date of the Plan shall receive, as of the date of his or her election or appointment and without the exercise of the discretion of any person or persons, a Non-Qualified Stock Option exercisable for 2,000 Shares (subject to adjustment in the same manner as provided in Section 7 hereof with respect to Shares subject to

     Options then outstanding). As of the date of the annual meeting of the stockholders of the Company ("Annual Meeting") in each year that the Plan is in effect, each Director who is in office immediately after such meeting and who is not then entitled to receive an Option pursuant to the preceding provisions of this Section 6(h) shall receive, without the exercise of the discretion of any person or persons, a Non-Qualified Stock Option exercisable for 2,000 Shares (subject to adjustment in the same manner as provided in Section 7 hereof with respect to shares of Stock subject to Options then outstanding).

     (i) Other Terms and Conditions. The following provisions are applicable to Options granted pursuant to this Section 6(h):

     A. Subject to the following provisions, an Option granted pursuant to
     Section 6(h) shall become exercisable for 33 1/3% of the Shares covered thereby on the first Annual Meeting following the date of grant, and thereafter, for an additional 33 1/3% of the Shares covered thereby on each of the second and third Annual Meetings following the date of grant.

     B. The purchase price of a Share covered under an Option granted under this Section 6(h) shall be the Fair Market Value of a Share on the date of grant.

     C. To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time by giving written notice, signed by the optionee exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full for such Shares, which payment may be in cash, already-owned Shares, a "cashless-broker" exercise (through procedures approved by the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price in which payment of the exercise price with respect thereto may be made or deemed to have been made; provided however, that (i) no Option shall be exercisable after ten (10) years from the date on which it was granted, and (ii) there shall be no such exercise at any one time for fewer than one hundred (100) Shares or for all of the remaining Shares then purchasable by the optionee exercising the Option, if fewer than one hundred (100) Shares.

     D. Each Option shall expire ten (10) years from the date of grant thereof, subject to earlier termination as follows: Options, to the extent exercisable as of the date a Director optionee ceases to serve as a director of the Company, must be exercised within three (3) months of such date unless such event results from death, disability or retirement, in which case all outstanding Options held by such Director may be exercised in full by the optionee, the optionee's legal representative, heir or devisee, as the case may be, within two (2) years from the date of death, disability or retirement; provided, however, that no such event shall extend the normal expiration date of such Options. Options not exercisable on termination as provided above shall be automatically canceled on termination.

     E. Upon exercise of the Option, delivery of a certificate for fully paid and nonassessable Shares shall be made at the corporate office of the Company to the optionee exercising the Option either at such time during ordinary business hours after fifteen (15) days but not more than thirty
     (30) days from the date of receipt of the notice by the Company as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the optionee exercising the Option.

     (ii) Number of Available Shares. In the event that the number of Shares available for grants under the Plan is insufficient to make all grants provided for in this Section 6(h) hereby made on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under the Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available Shares and the grants under this Section 6(h) shall terminate.

(i)  General.

     (i) Awards May Be Granted Separately or Together. Awards to Employees may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

     (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

     (iii)  Limits on Transfer of Awards.

     (A) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as determined by the Committee.

     (B) No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) or pursuant to a QDRO and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

     (C) Notwithstanding anything in the Plan to the contrary, to the extent specifically provided by the Committee with respect to a grant, an Award other than an Incentive Stock Option may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may establish.

     (iv) Term of Awards. The term of each Award (other than pursuant to Section 6(h)) shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of ten (10) years from the date of its grant.

     (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

     (vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

     (viii) Performance Criteria and Payment Limits. The Committee shall establish performance goals applicable to those Awards (other than Options and Rights) the payment of which is intended by the Committee to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. Until changed by the Committee, the performance goals shall be based upon the attainment of such target levels of net income, cash flows, reserve additions or revisions, acquisitions, total capitalization, total or comparative shareholder return, assets, exploration successes, production volumes, findings and development costs, costs reductions and savings, reportable incidents in safety or environmental matters, return on equity, profit margin or sales, and/or earnings per share as may be specified by the Committee. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee at the time of grant. The maximum amount of compensation that may be paid to any Participant with respect to any single Performance Award or Cash Award in any calendar year shall be $1.5 million. With respect to any Restricted Stock Award, Phantom Stock Award, or Cash Award granted in tandem with, and expressed as a percentage of, a Share-denominated Award, which is intended to qualify as "performance-based compensation", the maximum payment to any Participant with respect to such Award in any calendar year shall be an amount (in cash and/or in Shares) equal to the Fair Market Value of the number of Shares subject to such Award.

SECTION 7.   Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in
     Section 4(c) of the Plan.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted (other than Awards granted under Section 6(h)), provided no change, other than pursuant to Section 7(c), in any Award shall reduce the benefit to Participant without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

SECTION 8.   Change in Control.

Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, all outstanding Awards granted more than six months prior to the date of the Change in Control automatically shall become fully vested on such Change in Control, all restrictions, if any, with respect to such Awards shall lapse, and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full. For purposes of this Plan, a "Change in Control" shall be deemed to occur:

    (i) if any person, other than James C. Flores, William W. Rucks, IV or their affiliates (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities,

    (ii) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company),

    (iii) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or

    (iv) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

SECTION 9.   General Provisions.

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without , in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.


SECTION 10.   Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the Board, provided the Plan is subsequently approved by the stockholders of the Company within 12 months thereafter.

SECTION 11.   Term of the Plan.

No Award shall be granted under the Plan ten (10) years after November 6, 2006. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

                                 FLORES & RUCKS, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 17, 1997

P   The undersigned hereby constitutes and appoints James C. Flores and Robert
    L. Belk and each or either of them, his true and lawful attorneys and
R proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of
O Flores & Rucks, Inc. to be held at the Baton Rouge Hilton, 5500 Hilton Avenue, Baton Rouge, Louisiana on Tuesday, June 17, 1997 at 9:00 a.m.,
X Central Daylight Savings Time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote
Y thereat, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

        1. Election of Directors, Nominees: William W. Rucks, IV, Milton J.
    Womack

    Every properly signed proxy will be voted in accordance with the specifications made on the reverse side of this card. If not otherwise specified, this proxy will be voted for proposals 1, 2 and 3. All prior proxies are hereby revoked.

                                                               See Reverse Side

      ---                                                                                                       ---
                                                    FLORES & RUCKS, INC.
                         PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.        [X]

[                                                                                                                       ]


1. Election of Directors (See Reverse)                  For All
                                          For  Withheld  Except                    3. Ratification and         For  Against  Abstain
                                          [ ]    [ ]     [ ]   _____________________  approval of the Flores   [ ]    [ ]      [ ]
                                                                 Nominee Exception    & Rucks, Inc. 1996
2. Ratification of the appointment                                                    Long-Term Incentive Plan.
   of Arthur Andersen LLP as the          For  Against Abstain
   independent auditors of the            [ ]    [ ]     [ ]
   Company for the fiscal year 1997.

                                                    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give
 [_] Check if Change of Address.                    full title as such.

                                                    Signature _________________________________ Date _____________________, 1997
                                                    Signature _________________________________ Date _____________________, 1997


                     ----                                                                             ----
